EXHIBIT 99.2



                               PFSB BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 13, 2002


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Eldon Mette and L. Edward Schaeffer, each with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of PFSB Bancorp, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held at 123 West Lafayette Street, Palmyra, Missouri, on November 13, 2002, at 2:00 p.m., local time, and at any and all adjournments of the special meeting, as follows:


         Approval of the Agreement and Plan of Merger dated as of June 4, 2002 and the related Plan of Merger, pursuant to which PFSB Bancorp, Inc. will merge with and into First Federal Bancorp, Inc. and each outstanding share of common stock of PFSB Bancorp, Inc. will be converted into the right to receive, at the election of the holder, either shares of common stock of First Federal Bancshares, Inc. or cash, all on and subject to the conditions contained in the Agreement and Plan of Merger.

                      FOR          AGAINST          ABSTAIN
                      ---          -------          -------

                      [ ]            [ ]              [ ]

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

         Should the undersigned be present and elect to vote in person at the special meeting or at any adjournment of the special meeting and after notification to the Secretary of PFSB Bancorp, Inc. at the special meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

         The undersigned acknowledges receipt from PFSB Bancorp, Inc. before the execution of this proxy of the notice of special meeting of stockholders and the proxy statement for the special meeting of stockholders.


Dated:
       ------------------------


----------------------------------         ----------------------------------
PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER


----------------------------------         ----------------------------------
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.


         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                       ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               [PFSB LETTERHEAD]


Dear Palmyra Savings 401(k) Plan Participant:


         On behalf of the Board of Directors of PFSB Bancorp, Inc. (the "Company"), I am forwarding to you the attached GREEN vote authorization form for the purpose of conveying your voting instructions to the Bank of New York, the trustee for the PFSB Bancorp, Inc. Stock Fund in the Palmyra Savings Employees' Savings and Profit Sharing Plan Trust (the "401(k) Plan"), on the proposed merger of PFSB Bancorp, Inc. and First Federal Bancshares, Inc. Details of the proposed merger are set forth in the enclosed proxy statement-prospectus for the special meeting of stockholders of First Federal Bancshares, Inc. to be held on November 13, 2002.

         In order to provide the trustee with guidance in voting the shares of Company common stock credited to your account in the 401(k) Plan, please complete the GREEN vote authorization form, sign and return it in the enclosed envelope no later than November 4, 2002. If you do not return the voting instruction form by this date, the trustee will vote your shares as directed by Palmyra Savings.




                                        Sincerely,



                                        Ronald L. Nelson
                                        SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------



         I understand that the Bank of New York (the "Employer Stock Fund Trustee"), is the holder of record and custodian of all shares of PFSB Bancorp, Inc. (the "Company") common stock credited to my account under the Palmyra Savings Employees' Savings and Profit Sharing Plan Trust (the "401(k) Plan"). Further, I understand that my voting instructions are solicited on behalf of the Company's board of directors for the special meeting of stockholders to be held on November 13, 2002.

         The Employer Stock Fund Trustee is hereby authorized to vote all shares credited to me under the 401(k) Plan in its capacity as follows:



         Approval of the Agreement and Plan of Merger, dated as of June 4, 2002, and related Plan of Merger, pursuant to which the Company will merge with and into First Federal Bancshares, Inc. ("FFBI") and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of FFBI common stock, cash or a combination of FFBI common stock and cash, all on and subject to the terms and conditions in the Agreement and Plan of Merger.

                      FOR          AGAINST          ABSTAIN

                      [ ]            [ ]              [ ]



------------------------------               ----------------------------------
Date                                         Signature




PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE NO LATER THAN NOVEMBER 4, 2002.

                                [PFSB LETTERHEAD]



Dear Palmyra Savings ESOP Participant:



         On behalf of the Board of Directors of PFSB Bancorp, Inc. (the "Company"), I am forwarding to you the attached PINK vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Company, N.A., the trustee for the Palmyra Savings Employee Stock Ownership Plan (the "ESOP") on the proposed merger of PFSB Bancorp, Inc. and First Federal Bancshares, Inc. Details of the proposed merger are set forth in the enclosed proxy statement-prospectus for the special meeting of stockholders of PFSB Bancorp, Inc. to be held on November 13, 2002.

         As a participant in the ESOP you are entitled to vote all shares of Company common stock allocated to your account as of the record date for the special meeting of stockholders. All allocated shares of Company common stock will be voted as directed by the participants, so long as participant instructions are received by November 4, 2002. If you do not direct the ESOP trustee how to vote the shares of Company common stock allocated to your ESOP account, the trustee will vote your shares in a manner calculated to accurately reflect the instructions it receives from other participants, subject to its fiduciary duties. All unallocated shares of Company common stock held in the ESOP trust will be voted by the ESOP trustee in the same proportion as the allocated shares are voted.

         Please complete and sign the PINK vote authorization form and return it in the enclosed envelope no later than November 4, 2002.




                                        Sincerely,



                                        Ronald L. Nelson
                                        SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------



         I understand that First Bankers Trust Company, N.A. ( the "ESOP Trustee"), is the holder of record and custodian of all shares of PFSB Bancorp, Inc. (the "Company") common stock allocated to my account under the Palmyra Savings ESOP. Further, I understand that my voting instructions are solicited on behalf of the Company's board of directors for the special meeting of stockholders to be held on November 13, 2002.

         The ESOP Trustee is hereby authorized to vote all shares allocated to me under the ESOP in its capacity as follows:



         Approval of the Agreement and Plan of Merger, dated as of June 4, 2002, and related Plan of Merger, pursuant to which the Company will merge with and into First Federal Bancshares, Inc. ("FFBI") and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of FFBI common stock, cash or a combination of FFBI common stock and cash, all on and subject to the terms and conditions in the Agreement and Plan of Merger.

                      FOR          AGAINST          ABSTAIN

                      [ ]            [ ]              [ ]



------------------------------               ----------------------------------
Date                                         Signature




PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE NO LATER THAN NOVEMBER 4, 2002.